UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 16, 2010 (November 8, 2010)

DIAMOND TECHNOLOGIES INC.
formerly Printing Components Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2010, we entered into an agreement with Jarr Capital Corp. wherein we engaged Jarr Capital Corp. to provide certain professional services to us in consideration of the payment of cash of $25,000 plus shares of our common stock valued at $40,000.  In addition we agreed to pay Jarr Capital Corp. fees for raising capital ranging from 10% to 2% of the total funds raised.

ITEM 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On November 8, 2010 we gave notice to Kodiak Capital Group, LLC. that we were terminating the Investment Agreement we entered into with Kodiak Capital Group, LLC. on May 19, 2010 which was reported in our Form S-1 registration statement filed with the SEC on May 25, 2010.

ITEM 9.01                      EXHIBITS

Exhibit No.	Document Description

10.1	Agreement with Jarr Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of November, 2010.

DIAMOND TECHNOLOGIES INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer